                                                                       EXHIBIT 5

                         [LETTERHEAD OF TROY & GOULD]



                                August 14, 1995

                                                                   FILE NO.
                                                                         NTN 1.1



NTN Communications, Inc.
The Campus
5966 La Place Court
Carlsbad, California  92008

     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen/Ladies:

     We have acted as counsel for NTN Communications, Inc. (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), in connection with the registration of 4,795,130 shares of the Company's Common Stock, $.005 par value (the "Common Stock"), issuable under the Company's 1995 Stock Option Plan (the "Plan").

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan and of such other documents, corporate records, certificates of public officials and other instruments relating to the adoption and implementation of the Plan as we deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

[LETTERHEAD OF TROY & GOULD]

NTN Communications, Inc.
August 14, 1995
Page 2


     Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable upon exercise of stock options granted pursuant to the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references therein to our firm.

                                            Very truly yours,


                                            /s/ TROY & GOULD
                                            --------------------------------
                                                Troy & Gould
                                                Professional Corporation